UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2022

Western Asset Mortgage Capital Corporation
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

 Delaware
(STATE OF INCORPORATION)

001-35543	27-0298092
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

47 W. 200 South	84101
Salt Lake City, UT	(ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                         (801) 952-3390
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	WMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On July 8, 2022, the Certificate of Amendment (the "Certificate of Amendment") to Western Asset Mortgage Capital Corporation's (The "Company") Amended and Restated Certificate of Incorporation was filed and became effective on July 11, 2022 at 12:01 Eastern Daylight Time. The Certificate of Amendment effects the previously announced 1-for-10 reverse stock split (the "Reverse Stock Split") of the Company's issued and outstanding common stock, par value $0.01 per share (the "Common Stock"), including any Common Stock held by the Company as treasury stock, and the related reduction of the number of authorized shares of Common Stock from 500,000,000 to 50,000,000 authorized shares of Common Stock (the "Authorized Share Reduction"). The Reverse Stock Split and Authorized Share Reduction were previously approved by the Company’s stockholders and the Company’s Board of Directors (the "Board") on June 24, 2022 and June 30, 2022, respectively. Pursuant to the Certificate of Amendment, any fraction of a share of Common Stock that would otherwise have resulted from the Reverse Stock Split will be settled by cash payment.

Beginning at the opening of trading on July 11, 2022, the Common Stock continued to trade, on a split-adjusted basis, on the New York Stock Exchange under the symbol "WMC." The new CUSIP number for the Common Stock is 95790D 204. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated into this Item 5.03 by reference.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Western Asset Mortgage Capital Corporation.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: July 11, 2022	By:	/s/ Adam Wright
		Name:	Adam Wright
		Title:	Assistant Secretary